UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2021

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56163	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

On June 11, 2021, FS Credit Real Estate Income Trust, Inc. (the “Company”) announced that its 2021 Annual Meeting of Stockholders (“Annual Meeting”), originally scheduled for June 11, 2021 at 1:00 p.m. Eastern Time, was adjourned, without conducting any business, due to a lack of the required quorum. The adjourned meeting will reconvene on July 16, 2021 at 1:00 p.m. Eastern Time, at the offices of the Company at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112 to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 15, 2021. The close of business on April 9, 2021 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the reconvened Annual Meeting.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned meeting unless properly revoked.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

On June 11, 2021, the Company issued a stockholder communication announcing the adjournment of the Annual Meeting. A copy of this communication is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION

99.1	Stockholder Communication, dated June 11, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: June 11, 2021	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary